CERTIFICATE

I, Diane Wood, Assistant Vice President, Associate General Counsel and Corporate Secretary of Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), hereby certify that the following is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of the Company duly called and held on May 17, 2023, at which meeting a quorum was present and acting throughout, such resolutions were duly adopted and such resolutions have not been amended or rescinded, but remain in full force and effect on the date hereof:

    RESOLVED, that each of the proper officers of Pinnacle West Capital Corporation (the “Company”), acting on its behalf, is hereby authorized to prepare, execute, and file with the Securities and Exchange Commission (the "SEC") an appropriate registration statement or registration statements with respect to shares of the Company’s common stock to be offered and sold pursuant to the Pinnacle West Capital Corporation 2021 Long-Term Incentive Plan, as amended by the First Amendment (the “Plan”). Such amount of shares shall be approximately 4,332,538, plus any additional shares as may become issuable under the Plan pursuant to Section 4.2 or Section 4.4 of the Plan, as shall be determined by any of the proper officers of the Company (collectively, the “Plan Shares”), and such amendments, including post-effective amendments, supplements, exhibits, and other documents, under the Securities Act of 1933, as amended, as he or she may consider appropriate or advisable from time to time; and further

    RESOLVED, that the signature of each of the proper officers or each of the directors of the Company to any such registration statement, amendment, supplement, exhibit, or other document may be effected pursuant to a power of attorney or other similar delegation of authority; and further…

IN WITNESS WHEREOF, I have executed this Certificate as of the 1st day of June, 2023.

/s/ Diane Wood
Diane Wood
Assistant Vice President, Associate General Counsel and Corporate Secretary